EXHIBIT 3.11


                               State of Delaware
                                                                 PAGE 1
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "PLASTIC SPECIALTIES AND TECHNOLOGIES INVESTMENTS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF MARCH, A.D. 1984, AT 3 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "WILSON FIBERFIL HOLDINGS, INC." TO "PLASTIC SPECIALTIES AND TECHNOLOGIES HOLDINGS, INC.", FILED THE TWENTY-SEVENTH DAY OF MARCH A.D. 1986, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "PLASTIC SPECIALTIES AND TECHNOLOGIES HOLDINGS, INC." TO "PLASTIC SPECIALTIES AND TECHNOLOGIES INVESTMENTS, INC.", FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 1987, AT 12:30 O'CLOCK P.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TENTH DAY OF NOVEMBER, A.D. 1999, AT 9 O'CLOCK A.M.


                                              /s/ Edward J. Freel
                [SEAL OF THE STATE OF        -----------------------------------
                      DELAWARE]              Edward J. Freel, Secretary of State
                                             AUTHENTICATION: 0483896
                                                       DATE: 06-07-00
2030289 8100H
001290105

[Handwritten: 26302-57]                     [Handwritten:  730720030]

                                                       FILED
                                                  MAR 12 1984  3PM
                                                  /s/ Steven C. Kanton
                                                  --------------------
                                                  SECRETARY OF STATE



                          CERTIFICATE OF INCORPORATION
                                       OF
                         WILSON FIBERFIL HOLDINGS, INC.


     FIRST: The name of the Corporation is

            WILSON FIBERFIL HOLDINGS, INC.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 100 West 10th Street, in the City of Wilmington, County of New Castle, and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is five thousand (5,000) shares of Common Stock of the par value of two dollars and fifty cents ($2.50) each.

     FIFTH: The name and mailing address of the incorporator is Kenneth S. Kirsner, 2211 Sanders Road, Northbrook, Illinois 60062.

     SIXTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SEVENTH: The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation.

     EIGHTH: The Corporation reserves the right at any time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsover by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved herein.

     IN WITNESS WHEREOF, the undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation, as incorporator, this 8th day of March, 1984.


                                                  /s/ Kenneth [illegible]
                                                  -----------------------

[Handwritten:  726086071]

                                                            10AM
                                                            FILED
                                                            MAR 27 1986
                                                         /s/ illegible
                                                         SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     Wilson Fiberfil Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the Stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment reads as follows:

          "RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article First thereof so that, as amended, said Article shall read as follows:

          First: The Name of the Corporation is Plastic Specialties and Technologies Holdings, Inc."

     SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting to the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in form of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation

Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Wilson Fiberfil Holdings, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Fred
W. Broling, its President and Leo Gans, its Secretary, this 17th day of March, 1986.

                                              /s/ FRED W. BROLING
                                             ----------------------------------
                                             FRED W. BROLING, President

[SEAL]
                                    Attest:   /s/ LEO GANS
                                             ----------------------------------
                                             LEO GANS, Secretary

877090067

                                                       FILED
                                                      MAR 31 1987  12:30PM
                                                      /s/ illegible
                                                     SECRETARY OF STATE





                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     Plastic Specialties and Technologies Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the Stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment reads as follows:

          "RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article First thereof so that, as amended, said Article shall read as follows:

          First: The name of the Corporation is Plastic Specialties and Technologies Investments, Inc."

     SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting to the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statue were voted in form of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Plastic Specialties and Technologies Holdings, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Fred W. Broling, its President and Leo Gans, its Secretary, this 31st day of March, 1987.

                                            /s/ FRED W. BROLING
                                            -----------------------------------
                                            FRED W. BROLING, President


                                            /s/ TERENCE K. BRENNAN
                                            -----------------------------------
                                            TERENCE K. BRENNAN,
                                            Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/10/1999
991477907 - 2030289



             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

             PLASTIC SPECIALTIES AND TECHNOLOGIES INVESTMENT, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on Nov. 3, 1999

                                               /s/ WILLIAM A. WALKOWIAK
                                              ---------------------------------
                                              Name:  WILLIAM A. WALKOWIAK
                                              Title: VICE PRESIDENT